   As filed with the Securities and Exchange Commission on January 19, 2001

                                                    Registration No. 333-_______

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under

                          The Securities Act of 1933

                         MEDICHEM LIFE SCIENCES, INC.
              (Exact name of issuer as specified in its charter)

                      Delaware                               36-3518660
           (State or other jurisdiction                  (I.R.S. Employer
         of incorporation or organization)              Identification No.)

                2501 Davey Road
              Woodridge, Illinois                              60517
     (Address of Principal Executive Offices)                (Zip Code)


            MEDICHEM LIFE SCIENCES 1998 INCENTIVE COMPENSATION PLAN
               MEDICHEM LIFE SCIENCES 2000 STOCK INCENTIVE PLAN
                           (Full title of the Plans)



                               MICHAEL T. FLAVIN
                     Chairman and Chief Executive Officer
                         MediChem Life Sciences, Inc.
                                2501 Davey Road
                           Woodridge, Illinois 60517
                                (630) 257-1500

                                   Copy to:

                             R. CABELL MORRIS, JR.
                               Winston & Strawn
                              35 W. Wacker Drive
                            Chicago, Illinois 60601
                                (312) 558-5600

  (Name, address, telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------
                                             Amount             Proposed maximum         Proposed maximum        Amount of
Title of securities                     to be registered         offering price             aggregate          registration
to be registered                                                   per share              offering price            fee

-----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per                 2,000,000                 $2.50 (1)             $ 5,000,000           $1,250
share (1998 Incentive Compensation
Plan)
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per                 2,500,000                 $5.29 (2)             $13,221,138           $3,305
share (2000 Stock Incentive Plan)
-----------------------------------------------------------------------------------------------------------------------------

(1) Computed on the basis of the weighted average price at which the options may be exercised pursuant to Rule 457(h) of the Securities Act of 1933 (the "Securities Act").
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act on the basis of, with respect to 308,882 shares subject to outstanding options to purchase the Company's Common Stock under the 2000 Stock Incentive Plan, the weighted average exercise price of $4.71 per share, and with respect to 2,191,118 shares for which the exercise price is not known, $5.37 per share, which is the average of the high and low prices of the Company's Common Stock on the Nasdaq National Market as of January 12, 2001.

     PART I -- INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          MediChem Life Sciences, Inc. shall deliver the document containing the information in Part I of this Registration Statement on Form S-8 to each participant in the MediChem Life Sciences, Inc. 1998 Incentive Compensation Plan and 2000 Stock Incentive Plan (the "Plans") as specified by Rule 428(b)(1) of the Securities Act. Such document is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission"). Such document and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

     PART II -- INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

          The following documents filed with the Commission by MediChem Life Sciences, Inc., a Delaware corporation (the "Company" or the "Registrant"), are incorporated, as of their respective dates, into this Registration Statement by reference:

          (a) The Company's prospectus dated October 26, 2000 as filed with the Commission pursuant to Rule 424(b) of the Securities Act, containing the audited financial statements for the Company's latest fiscal year for which such statements have been filed;

          (b) The Company's Quarterly Report on Form 10-Q for the period ended September 30, 2000; and

          (c) The description of the Company's Common Stock, par value $0.01 per share, contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on October 17, 2000.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

          Not applicable.


Item 5. Interests of Named Experts and Counsel.

          Not applicable.

Item 6. Indemnification of Directors and Officers.

          Under Section 145 of the General Corporation Law of the State of Delaware ("Section 145"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in non-derivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. Section 145 provides, however, that such person must have acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation, and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, Section 145 does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for expenses the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

          The Company's By-laws (the "By-laws") provide for mandatory indemnification of directors and officers generally to the same extent authorized by Section 145. Under the By-laws, the Company shall advance expenses incurred by an officer or director in defending any such action if the director or officer undertakes to repay such amount if it is determined that he or she is not entitled to indemnification.

          The Company has also entered into indemnification agreements with each of the Company's directors and certain of its officers. The indemnification agreements require, among other things, that the Company indemnify such directors and officers to the fullest extent permitted by law and advance to such directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company also must indemnify and advance all expenses incurred by such directors and officers seeking to enforce their rights under the indemnification agreements and cover such directors and officers under the Company's directors' and officers' liability insurance.

          The Company's Certificate of Incorporation provides that the Company's directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except (a) for any breach of the directors' duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the General Corporation Law of the State of Delaware or (d) for transactions from which directors derive improper personal benefit.

Item 7. Exemption from Registration Claimed.

          Not applicable.

Item 8. Exhibits.

          4.1 Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, Registration No. 333-39548 (the "Form S-1"))

          4.2 By-laws of the Company (incorporated by reference to Exhibit 3.2 of the Form S-1)

          4.3 Specimen Stock Certificate representing the Common Stock (incorporated by reference to Exhibit 4.1 of the Form S-1)

          4.4 MediChem Life Sciences 1998 Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 of the Form S-1)

          4.5  MediChem Life Sciences 2000 Stock Incentive Plan

          5.1 Opinion of Winston & Strawn as to the legality of the securities being registered

          23.1 Consent of KPMG LLP

          23.2 Consent of Winston & Strawn (included as part of Exhibit 5.1)

          24.1 Powers of Attorney (included on the signature page hereof)

Item 9. Undertakings.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodridge, State of Illinois, on the 19th day of January, 2001.

                              MEDICHEM LIFE SCIENCES, INC.

                              By: /s/ Michael T. Flavin
                                  -------------------------------------
                                  Name:   Michael T. Flavin
                                  Title:  Chairman of the Board of Directors,
                                          President and Chief Executive Officer

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael T. Flavin and John L. Flavin, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on January 19, 2001 by the following persons in the capacities indicated.

     Signature                                     Title

/s/ Michael T. Flavin         Chairman of the Board of Directors, President and
-------------------------     Chief Executive Officer
Michael T. Flavin

/s/ John L. Flavin            Executive Vice President, Chief Operating Officer
-------------------------     and Director
John L. Flavin

/s/ R. Richard Wieland II     Chief Financial Officer (Principal Financial
-------------------------     Officer)
R. Richard Wieland II

/s/ Michael J. Cogan          Controller (Principal Accounting Officer)
-------------------------
Michael J. Cogan

/s/ David C. Demirjian                          Director
-------------------------
David C. Demirjian

/s/ Darsh T. Wasan                              Director
-------------------------
Darsh T. Wasan

/s/ Robert D. Weist                             Director
-------------------------
Robert D. Weist

/s/ Bro. James Gaffney                          Director
-------------------------
Bro. James Gaffney

/s/ Peter R. Gates                              Director
-------------------------
Peter R. Gates

/s/ Damion E. Wicker                            Director
-------------------------
Damion E. Wicker

/s/ W. Brett Ingersoll                          Director
-------------------------
W. Brett Ingersoll

/s/ Larry C. Hansen                             Director
---------------------
Larry C. Hansen